UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
_________________________

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (or Date of Earliest Event Reported): December 18, 2015

SWIFT ENERGY COMPANY
(Exact name of Registrant as specified in its charter)

Texas	1-8754	20-3940661
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

17001 Northchase Drive, Suite 100
Houston, Texas 77060
(Address of principal executive offices)

(281) 874-2700
(Registrant’s telephone number)

Not Applicable
(Former Name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers; Compensatory Arrangements of Certain Officers.
(e) On December 18, 2015, the Board of Directors of Swift Energy Company (the “Company”), terminated as of that date the Company’s Change of Control Severance Plan (the “Plan”) adopted effective November 4, 2008 and originally filed as Exhibit 10.2 to the Company’s Form 10-Q for the period ended September 30, 2008. Descriptions of the terms of the Plan included herein are qualified in their entirely by the terms of the Plan included in that filing. The Plan provided for cash payments and continuation of certain benefits to all Swift Energy employees (subject to service requirements) including the Company’s officers, who, in connection with a Change of Control (as defined in the Plan), terminated by the Company for any reason other than Cause (as defined), death or disability, or terminate their employment for Good Reason (as defined in the Plan).   The definition of change of control in the Plan included a person or group becoming beneficial owners of 40% of the Company’s shares entitled to vote for directors, a cash tender offer, merger, sale of assets or business combination resulting in a change in a majority of the Swift Energy Board of Directors, Swift Energy no longer being an independent public company, or a sale of substantially all of its assets.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
Date: December 24, 2015

Swift Energy Company
By:	/s/ Terry E. Swift
Terry E. Swift Chairman, Chief Executive Officer and President

3